Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Health Advance, Inc. (the “Company”) for the fiscal year ending July 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jordan Starkman, President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o (d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Health Advance Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Health Advance, Inc.

By:	/s/ Jordan Starkman
Jordan Starkman
President and Chief Financial Officer (Duly Authorized Officer, Principal Executive Officer and Principal Financial Officer)

Date: November 13, 2012